Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Coastal Financial Corporation of our report dated April 27, 2018, except for Note 20, which is dated June 1, 2018, relating to the consolidated financial statements of Coastal Financial Corporation and Subsidiary, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Everett, Washington

July 9, 2018